Section 1350 Certifications
CERTIFICATE OF CHIEF FINANCIAL OFFICER AND
CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Zeyan Yao, President, Chief Executive Officer and Director of INTERVIA INC. (who also performs as the Principal Financial Officer and Principal Accounting Officer) certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended April 30, 2006, filed with the Securities and Exchange Commission on the date hereof:

(i)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of INTERVIA INC.

Date: May 30, 2006	By:	/s/ Zeyan Yao
Zeyan Yao
President, Chief Executive Officer and a
member of the Board of Directors (who also
performs as the Principal Financial officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to INTERVIA INC. and will be retained by INTERVIA INC. and furnished to the Securities and Exchange Commission or its staff upon request.